Exhibit 99.1

Accuray Reports Fiscal 2023 First Quarter Financial Results

Strong customer demand. Navigating FX and Supply Chain Challenges. Company reiterates full year guidance.

SUNNYVALE, Calif., November 2, 2022 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the first quarter of fiscal 2023 ended September 30, 2022.

First Quarter Fiscal 2023 Summary

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Gross orders of $69.8 million, were flat versus the prior fiscal year. On a constant currency basis, gross orders compared to the same period in the prior fiscal year increased $4.7 million, a 6.5% growth
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Net revenue of $96.5 million represents a decrease of 10% versus the same period in the prior fiscal year mainly driven by supply chain constraints and a $5.8 million foreign exchange headwind on a constant currency basis
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GAAP net loss of $5.4 million as compared to GAAP net loss of $1.0 million in the prior fiscal year period. Adjusted EBITDA of $1.9 million as compared to adjusted EBITDA of $5.4 million in the prior fiscal year period

Other Recent Operational Highlights

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Introduction of VitalHold™* breast cancer treatment package for the Radixact® System in partnership with C-RAD
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Data published in The Lancet Oncology indicate men with prostate cancer treated with the CyberKnife® System experienced lower incidence of certain bladder side effects
•
New, global commercial partnership with GE Healthcare to expand access, advance Precision Radiation Therapy
•
NMPA regulatory submission completed for Tomo® C, the Joint Venture product for the China Type B segment

“I am pleased with a solid start to the year. Demand continues to reflect strong customer adoption for our precision radiation therapy solutions." said Suzanne Winter, Chief Executive Officer. “We remain laser focused on navigating supply chain and macroeconomic challenges including foreign exchange headwinds, delivering on our innovation-driven growth agenda and executing on strategic partnerships that will help us deliver differentiated solutions and create long term value for customers, patients, employees and shareholders.”

Fiscal First Quarter Results

Total net revenue was $96.5 million for the first quarter of fiscal 2023 compared to $107.4 million for the prior fiscal year first quarter. Product revenue totaled $44.6 million for the first quarter of fiscal 2023 compared to $52.8 million for the prior fiscal year first quarter, while service revenue totaled $51.9 million for the first quarter of fiscal 2023 compared to $54.7 million in the prior fiscal year first quarter.

Total gross profit for the first quarter of fiscal 2023 was $34.6 million or approximately 35.9 % of total net revenue, compared to total gross profit of $39.5 million or 36.8% of total net revenue in the prior fiscal year first quarter.

Operating expenses for the first quarter of fiscal 2023 were $36.8 million, compared to $37.1 million in the prior fiscal year first quarter.

Net loss was $5.4 million, or $(0.06) per share, for the first quarter of fiscal 2023, compared to net loss of $1.0 million, or $(0.01) per share, for the prior fiscal year first quarter.

Gross product orders totaled $69.8 million for the first quarter of fiscal 2023 compared to $70.0 million for the prior fiscal year first quarter. Order backlog as of September 30, 2022 was $538.4 million, approximately 11% lower than at the end of the prior fiscal year first quarter due primarily to $51.2 million aging beyond 30 months. Minimal cancellations occurred within the quarter with 1 order cancellation representing $1.5 million.

Adjusted EBITDA for the first quarter of fiscal 2023 was $1.9 million, compared to $5.4 million for the prior fiscal year first quarter.

Cash, cash equivalents, and short-term restricted cash were $81.2 million as of September 30, 2022, a decrease of $7.7 million from June 30, 2022.

Fiscal Year 2023 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions, the impact of the current global economic environment and the Covid-19 pandemic, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The company is re-affirming guidance for fiscal year 2023 as follows:

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Total revenue is expected in the range of $447.0 million to $455.0 million, representing a year-over-year growth at the midpoint of the range of 5%.
•
Adjusted EBITDA is expected in the range of $26.0 million to $30.0 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation expense, interest expense and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2023 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 6435845. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the second quarter of fiscal 2023.

*510(k) pending. VitalHold is not available for sale in the USA. It is not CE marked and availability is subject to regulatory clearance or approval in some markets

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with

GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA, gross orders on a constant currency basis and net revenue on a constant currency basis.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

Accuray has also reported certain operating results on a constant currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of foreign currency exchange rate fluctuations. Management believes disclosure of non-GAAP constant currency results is helpful to investors because it facilitates period-to-period comparisons of the company’s results by increasing the transparency of the underlying performance by excluding the impact of foreign currency exchange rate fluctuations. The GAAP measure most directly comparable to net revenue on a constant currency basis is revenue. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding: total revenue and adjusted EBITDA; the effect of the global economic environment and the COVID-19 pandemic on the company and the market in general, including with respect to the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; delivering on the company’s growth agenda and executing on strategic partnerships; creating long term value for customers, patients, employees, and shareholders; expectations regarding commercial strategy and execution as well as growth opportunities; the company’s order and revenue growth and ability to gain market share; the company’s China joint venture and other partnerships, including the timing of any product launches; the company’s product innovations and developments, including those developed with strategic partners, and the ability of such innovations and developments to provide a competitive advantage and expand the market; and the effect of clinical evidence generation. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment, including foreign exchange, and the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 17, 2022 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,
	2022	2021
Net revenue:
Products	$44,623	$52,759
Services	51,870	54,683
Total net revenue	96,493	107,442
Cost of revenue:
Cost of products	28,850	31,509
Cost of services	33,046	36,409
Total cost of revenue	61,896	67,918
Gross profit	34,597	39,524
Operating expenses:
Research and development	14,092	14,382
Selling and marketing	10,795	11,271
General and administrative	11,892	11,460
Total operating expenses	36,779	37,113
Income (loss) from operations	(2,182)	2,411
Loss on equity method investment, net	(368)	(340)
Other expense, net	(2,558)	(2,668)
Loss before provision for income taxes	(5,108)	(597)
Provision for income taxes	341	431
Net loss	$(5,449)	$(1,028)
Net loss per share - basic	$(0.06)	$(0.01)
Net loss per share - diluted	$(0.06)	$(0.01)
Weighted average common shares used in computing loss per share:
Basic	93,529	90,838
Diluted	93,529	90,838

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$81,007	$88,737
Restricted cash	203	204
Accounts receivable, net	77,029	94,442
Inventories	152,624	142,254
Prepaid expenses and other current assets	24,241	23,794
Deferred cost of revenue	161	1,459
Total current assets	335,265	350,890
Property and equipment, net	10,938	12,685
Investment in joint venture	12,776	13,879
Operating lease right-of-use assets, net	26,789	16,798
Goodwill	57,658	57,840
Intangible assets, net	214	250
Long-term restricted cash	1,180	1,213
Other assets	21,529	19,294
Total assets	$466,349	$472,849
Liabilities and equity
Current liabilities:
Accounts payable	$32,945	$31,337
Accrued compensation	30,890	29,441
Operating lease liabilities, current	4,864	8,567
Other accrued liabilities	30,201	30,285
Customer advances	17,983	25,290
Deferred revenue	69,948	75,375
Short-term debt	5,705	8,563
Total current liabilities	192,536	208,858
Operating lease liabilities, non-current	24,123	10,453
Long-term other liabilities	3,626	3,748
Deferred revenue, non-current	28,453	24,694
Long-term debt	170,620	171,907
Total liabilities	419,358	419,660
Equity:
Common stock	94	94
Additional paid-in capital	546,117	543,211
Accumulated other comprehensive income (loss)	(1,249)	2,406
Accumulated deficit	(497,971)	(492,522)
Total equity	46,991	53,189
Total liabilities and equity	$466,349	$472,849

Accuray Incorporated

Summary of Orders and Backlog

(in thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2022	2021
Gross Orders	$69,848	$69,984
Net Orders	19,571	40,763
Order Backlog	538,447	602,905

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2022	2021
GAAP net loss	$(5,449)	$(1,028)
Depreciation and amortization (a)	1,176	1,419
Stock-based compensation	2,916	2,516
Interest expense, net (b)	2,256	2,036
Provision for income taxes	341	431
ERP and ERP related expenditures	655	—
Adjusted EBITDA	$1,895	$5,374

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Income (Loss) to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2023
	From	To
GAAP net income (loss)	$(3,500)	$500
Depreciation and amortization (a)	6,300	6,300
Stock-based compensation	11,600	11,600
Interest expense, net (b)	8,000	8,000
Provision for income taxes	2,000	2,000
ERP and ERP related expenditures	1,600	1,600
Adjusted EBITDA	$26,000	$30,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.